                                    [graphic]
                            JERSEY FINANCIAL SERVICES
                                   COMMISSION

                                   The REGISTRY
                             "Serving your business"
                                                                           92324

                                                                 27 January 2006

On the basis of the information supplied to the Jersey Financial Services
Commission ("the Commission"), CONSENT IS HEREBY GRANTED, pursuant to the
Control of Borrowing (Jersey) Order, 1958, as amended, to

             TURQUOISE RECEIVABLES TRUSTEE LIMITED ("the Company")

to issue up to 2 shares of a nominal value of(pound)1.00 each.

This Consent is issued subject to the following conditions:

That the Company be used solely for the purpose expressly or impliedly agreed with the Commission.

That there shall be no issue of shares by the Company to any person other than to Bedell Trustees Limited as trustees of the Turquoise Charitable Trust or its nominees, nor any transfer of or any dealing whatsoever in the issued shares of the Company nor retirement nor any changes in the trusteeship of the Turquoise
Charitable Trust without the prior approval of the Commission.

The granting of this consent must not be taken to imply that any other consents required by the Company from the Commission will necessarily be forthcoming.

It must be distinctly understood that, in giving this consent, the Commission takes no responsibility for the financial soundness of any schemes or for the correctness of any statements made, or opinions expressed, with regard to them.

                                /s/ Julian Lamb
                           For and on behalf of the
                      Jersey Financial Services Commission

Under Article 13 of the Companies (Jersey) Law 1991, as amended, Jersey companies shall end (a) with the word "Limited" or the abbreviation "Ltd" or (b)
with the words "avec responsabilite limitee" or the abbreviation "a.r.l". A company which uses (a) or (b) may, in setting out or using its name for any purpose under this law, do so in full or in the abbreviated form, as it prefers.

Registrar: David Carse OBE              Deputy Registrar: Julian S Lamb FCCA FSI

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          P.O. BOX 267, NELSON HOUSE, DAVID PLACE, ST. HELIER, JERSEY,
                            CHANNEL ISLANDS JE4 8TP.
         TELEPHONE: +44 (0) 1534 822030 FACSIMILE: +44 (0) 1534 822003
          E-MAIL: registry@jerseyfsc.org INTERNET: www.jerseyfsc.org

                                   [graphic]
                           JERSEY FINANCIAL SERVICES
                                   COMMISSION

                                  The REGISTRY         Our ref: JSL/JL1/UT.X1749
                             "Serving your business"                    CC 92324

                                                                     16 May 2006

On the basis of the information provided to the Jersey Financial Services
Commission (the "COMMISSION"), CONSENT IS HEREBY GRANTED pursuant to Article 9 of the Control of Borrowing (Jersey) Order 1958, as amended (the "ORDER") to

             TURQUOISE RECEIVABLES TRUSTEE LIMITED (THE "COMPANY")

to create and issue interests pursuant to the terms of a receivables trust to be declared by the Company (as trustee) in favour of HSBC Bank Plc (as transfer beneficiary) and Turquoise Funding 1 Limited and Turquoise Funding 2 Limited (as
investor beneficiaries).

This consent is granted subject to the following conditions:

(a)   that there shall be no change in:

      i)   the identity of the trustee of the receivables trust; or
      ii)  the corporate services provider to the Company (which at the date of this consent is Bedell Trust Company Limited); or
      iii) the ownership of the Company,

      without the prior written consent of an officer of the Commission; and

      (b)   that there shall be no change in the named beneficiaries of the receivables trust without the prior written consent of an officer of the Commission (subject to transfers of interests expressly permitted under the terms of the receivables trust); and

      (c)   that, except for temporary periods not exceeding two months (unless a longer period is agreed in writing by an officer of the
            Commission), the board of the Company shall include at least two directors who are resident in Jersey and who have been confirmed by an officer of the Commission as being acceptable to the Commission;
            and

      (d)   that the prior approval of an officer of the Commission be sought and obtained to any change in any matter relating to the Company, unless such change would not materially affect the import of the information supplied in connection with the application for this consent; and

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L:\Divisions\Authorisation - Registry\Administration\SPV Consent Docs\
Consent Docs May 06\UT.X1749 Turquoise Receivables Trustee Ltd A Carus
05.05.06.doc

          P.O. BOX 267, NELSON HOUSE, DAVID PLACE, ST. HELIER, JERSEY,
                            CHANNEL ISLANDS JE4 8TP.
         TELEPHONE: +44 (0) 1534 822030 FACSIMILE: +44 (0) 1534 822003
          E-MAIL: registry@jerseyfsc.org INTERNET: www.jerseyfsc.org

Personal data provided to the Commission - a data controller as defined in the
Data Protection (Jersey) Law 2005 - will be used by the Commission to discharge its statutory, administrative and operational functions. Further information may be found in the Commission's Data Protection policy, copies of which are available on request from the Commission and which may also be found on
www.jerseyfsc.org

                                   [graphic]
                           JERSEY FINANCIAL SERVICES
                                   COMMISSION

                                  The REGISTRY         Our ref: JSL/JL1/UT.X1749
                             "Serving your business"                    CC 92324

                                                                     16 May 2006

      (e)   that the Company will not be used for any purpose other than to act as trustee of the receivables trust and to enter into all
            arrangements in relation thereto unless the prior approval of an officer of the Commission has been obtained; and

      (f)   that a reference (if any) to this consent in any prospectus or other invitation of subscription will refer to the consent having been granted by the Commission under the Order and shall include the following statement:- "The Commission is protected by the Control of
            Borrowing (Jersey) Law 1947, as amended, against liability arising from the discharge of its functions under that Law".

/s/ Julian Lamb
For and on behalf of the
Jersey Financial Services Commission

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L:\Divisions\Authorisation - Registry\Administration\SPV Consent Docs\
Consent Docs May 06\UT.X1749 Turquoise Receivables Trustee Ltd A Carus
05.05.06.doc

          P.O. BOX 267, NELSON HOUSE, DAVID PLACE, ST. HELIER, JERSEY,
                            CHANNEL ISLANDS JE4 8TP.
         TELEPHONE: +44 (0) 1534 822030 FACSIMILE: +44 (0) 1534 822003
          E-MAIL: registry@jerseyfsc.org INTERNET: www.jerseyfsc.org

Personal data provided to the Commission - a data controller as defined in the
Data Protection (Jersey) Law 2005 - will be used by the Commission to discharge its statutory, administrative and operational functions. Further information may be found in the Commission's Data Protection policy, copies of which are available on request from the Commission and which may also be found on
www.jerseyfsc.org